Exhibit 11



                      REXALL SUNDOWN, INC. AND SUBSIDIARIES
                     NET INCOME PER COMMON SHARE CALCULATION


                                                                          Three Months Ended
                                                                             November 30,
                                                                 ----------------------------------
                                                                     1997                  1996
                                                                 ------------          ------------

Net income                                                       $ 13,550,202          $  7,242,441
                                                                 ============          ============

PRIMARY

Weighted average common shares outstanding(1)                      67,545,759            62,427,126
Common stock equivalents(2)                                         2,365,276             2,417,088
                                                                 ------------          ------------

Primary weighted average common shares outstanding                 69,911,035            64,844,214
                                                                 ============          ============

Primary net income per common share                              $       0.19          $       0.11
                                                                 ============          ============


FULLY DILUTED(3)

Weighted average common shares outstanding(1)                      67,545,759            62,427,126
Common stock equivalents(2)                                         2,566,339             2,227,174
                                                                 ------------          ------------

Fully diluted weighted average common shares outstanding           70,112,098            64,654,300
                                                                 ============          ============

Fully diluted net income per common share                        $       0.19          $       0.11
                                                                 ============          ============


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(1)  Represents weighted average common shares outstanding for the periods indicated.
(2) Common stock equivalents associated with stock options calculated pursuant to the treasury stock method.
(3) All share data in the financial statements are stated using the primary earnings per share calculation as the above fully diluted calculation is anti-dilutive.